Exhibit 10.1

AMENDMENT NUMBER 5

AMERICAN NATIONAL INSURANCE COMPANY

NON-QUALIFIED RETIREMENT PLAN

(Effective July 25, 1991)

WHEREAS, American National Insurance Company (the “Company”) maintains the American National Insurance Company Non-Qualified Retirement Plan (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, the Board of Directors of the Company has determined that the Plan should be frozen effective December 31, 2013;

NOW, THEREFORE, the Plan shall be, and hereby is, amended as follows effective December 31, 2013:

1. Paragraph (a) of Section 1.2 is hereby deleted in its entirety and replaced with the following:

(a) Accrued Benefit: The benefit determined under Article IV hereof, payable at the Participant’s Normal Retirement Date, which has accrued as of December 31, 2013 under the provisions of the Plan, determined as if the Participant had terminated his employment with the Employer on the earlier of that date or his actual termination date.

2. Paragraph (e) of Section 1.2 is hereby deleted in its entirety and replaced with the following:

(e) Compensation: Compensation shall be the total cash remuneration paid by the Employer during each Plan Year ending on or before December 31, 2013, as reported on Form W-2 or its subsequent equivalent, including bonuses, fees, commissions, and amounts deferred under Code Section s 401(k) and 125, but excluding nontaxable fringe benefits provided by the Employer under its tax-qualified plans. Compensation here under shall not be subject to any limitations applicable to tax-qualified plans, such as pursuant to Code Sections 401(a)(17) or 415.

Other provisions notwithstanding, for purposes of calculating benefits to be paid pursuant to this Retirement Plan, the proceeds a Participant received during 2007 from the sale of shares awarded under the American National 2001 Stock and Incentive Plan for Development and Growth of the Farm Family Companies shall be included.

3. Paragraph (h) of Section 1.2 is hereby amended by the addition of the following sentence following the present text thereof:

No Employee may be designated an Eligible Employee effective for any Plan Year beginning after December 31, 2013.

4. Paragraph (q) of Section 1.2 is hereby amended by the addition of the following sentence following the present text thereof:

Any Service completed after December 31, 2013 shall be disregarded for all purposes under the Plan except for computing the Participant’s vested percentage under Section 4.4(c).

5. The following paragraph is added to Section 4.1 immediately following the present text thereof:

The benefit payable under this Section 4.1 shall be computed as of December 31, 2013. The annuity benefit payable under this Plan shall be frozen at that date and shall not increase as a result of the Service or Compensation of the Participant.

6. The following paragraph is added to Section 4.2 immediately following the present text thereof:

The benefit payable under this Section 4.2 shall be computed as of December 31, 2013. The annuity benefit payable under this Plan shall be frozen at that date and shall not increase thereafter.

7. The following paragraph is added to Section 4.3 immediately following the present text thereof:

The benefit payable under this Section 4.3 shall be computed as of December 31, 2013. The annuity benefit payable under this Plan shall be frozen at that date and shall not increase thereafter.

8. The following paragraph is added to Section 4.4 immediately following the present text thereof:

The benefit payable under this Section 4.4 shall be computed as of December 31, 2013. The annuity benefit payable under this Plan shall be frozen at that date and shall not increase thereafter, except that the Participant’s vested interest under paragraph (c) may increase as a result of Service completed after December 31, 2013 that would otherwise be credited under the Plan. The freezing of the Plan does not accelerate the vesting of any benefit under the Plan.

9. The first paragraph of Section 4.5 is hereby deleted in its entirety and replaced with the following:

If a Participant dies while in the active service of the Employer, his Beneficiary shall be entitled to receive the Actuarial Equivalent of his Accrued Benefit determined as of December 31, 2013 that would have been payable at his Normal Retirement Date. Such benefit shall be payable as of the first day of the month coinciding with or next following the date of the Participant’s death, in accordance with Article V hereof as to form and duration of payment. If the Participant is in pay status at December 31, 2013, payment will be based on the Participant’s Accrued Benefit as of that date.

10. The following paragraph is hereby added to Section 6.2 immediately following the present text thereof:

The Plan is frozen effective December 31, 2013.

IN WITNESS WHEREOF, the Company has adopted this Amendment this 31st day of October, 2013.

AMERICAN NATIONAL INSURANCE COMPANY

By:
Title: